SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2013

NETFLIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Winchester Circle

Los Gatos, California

95032

(Address of principal executive offices)

(Zip Code)

(408) 540-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2013, Netflix, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Preferred Shares Rights Agreement (the “Rights Agreement”), dated as of November 2, 2012, by and between the Company and Computershare Trust Company, N.A, as rights agent.

The Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) from 5:00 p.m., New York City time, on November 2, 2015 to 5:00 p.m., New York City time, on December 30, 2013, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Salaries and Equity Compensation for Named Executive Officers

The Board of Directors of the Company established the annual salaries and monthly stock option allowances for 2014 for the Company’s Named Executive Officers as follows:

Name and Position	Annual Salary	Annual Stock Option Allowance	Monthly Stock Option Allowance
Reed Hastings, Chief Executive Officer and Chairman of the Board	$3,000,000	$3,000,000	$250,000
David Wells, Chief Financial Officer	950,000	550,000	45,833
Ted Sarandos, Chief Content Officer	2,800,000	2,200,000	183,333
Neil Hunt, Chief Product Officer	1,750,000	1,750,000	145,833
Greg Peters, Chief Streaming and Partnerships Officer	1,000,000	1,000,000	83,333

Each Named Executive Officer, like all of the Company’s employees who receive stock options as part of his or her compensation package, may elect to allocate up to 50% of their annualized total compensation to be received in the form of stock options. The number of options to be granted is determined by the following formula: the monthly dollar amount of the stock option allowance / ([Fair Market Value on the date of grant] * 0.20). Each monthly grant shall be made on the first trading day of the month, shall be fully vested upon grant and shall be exercisable at a strike price equal to the Fair Market Value (as defined in the Company’s 2011 Stock Plan) on the date of grant. The options will be subject to the terms and conditions of the Company’s 2011 Stock Plan and will be administered on a non-discretionary basis without further action by the Board of

Directors, provided that only the Board of Directors may change the amount or terms of future grants. These stock options are granted fully vested and can be exercised up to 10 years following the date of grant, regardless of employment status. In addition, each Named Executive Officer, like all of the Company’s employees, has the potential to receive an additional $15,000 in annual compensation not reflected above that may be used to defray the cost of health care benefits previously paid by the Company. Any portion of this allowance not utilized toward the cost of health care benefits will be paid as salary, up to a maximum of $5,000. The Company does not currently provide a program of performance bonuses for its Named Executive Officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on November 5, 2012, the Company filed a Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series A Participating Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”).

Promptly following the expiration of the Rights and the termination of the Rights Agreement, the Company will file a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On December 30, 2013, the Company issued a press release announcing the Amendment. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Elimination of Series A Participating Preferred Stock of Netflix, Inc.

4.1	Amendment No. 1 to Preferred Shares Rights Agreement by and between Netflix, Inc. and Computershare Trust Company, N.A., dated as of December 30, 2013.

99.1	Press Release of Netflix, Inc., dated December 30, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

Dated: December 30, 2013	/s/ David Hyman
David Hyman
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Series A Participating Preferred Stock of Netflix, Inc.

4.1	Amendment No. 1 to Preferred Shares Rights Agreement by and between Netflix, Inc. and Computershare Trust Company, N.A., dated as of December 30, 2013.

99.1	Press Release of Netflix, Inc., dated December 30, 2013.